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                                                         EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Current Report on Form 8-K pertaining to ProNet Inc.'s acquisitions of Paging and Cellular of Texas, Apple Communications, Inc., Sun Paging Communications, SigNet Paging of Raleigh, Inc., and Cobbwells, Inc. d/b/a Page One, with respect to the financial statements of companies acquired as follows:


         WITH RESPECT TO                 YEAR ENDED             REPORT DATE
         ---------------                 ----------             -----------

   Apple Communications, Inc.         December 31, 1994       August 4, 1995
   SigNet of Raleigh, Inc.            December 31, 1994       August 9, 1995
   Cobbwells, Inc. d/b/a Page One     December 31, 1994       August 24, 1995

all such statements are included in ProNet Inc.'s Current Report on Form 8-K dated September 14, 1995.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-18977 and 33-00000) pertaining to the 1987 Stock Option Plan of ProNet Inc. and the ProNet Inc. 1995 Long-Term Incentive Plan, respectively, and (Form S-3, No. 33-61279) pertaining to the registration of 2,000,000 shares of its common stock, of our reports as dated above, with respect to the financial statements of the companies acquired, included and incorporated by reference in the Current Report on Form 8-K for the year ended December 31, 1994.



                                              /s/ ERNST & YOUNG LLP
                                         ---------------------------------
                                                Ernst & Young LLP

January 16, 1996
Dallas, Texas